Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 20, 2006, accompanying the consolidated financial statements included in the Annual Report of Cryo-Cell International, Inc. and subsidiaries (the Company) on Form 10-KSB for the year ended November 30, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of the Company on Forms S-8 (File No. 333-92991, effective December 17, 1999 and File No. 333-65418, effective July 19, 2001).

/s/ GRANT THORNTON LLP

Tampa, FL

February 20, 2006